Exhibit 99.1

NETSPEND HOLDINGS, INC. ANNOUNCES

NEW SPECIAL MEETING DATE

Austin, Texas, May 20, 2013 — NetSpend Holdings, Inc. (NASDAQ: NTSP) (“NetSpend” or the “Company”), a leading provider of general-purpose reloadable prepaid debit cards (“GPR”) and related financial services to underbanked consumers in the United States, today announced that it has postponed until Friday, May 31, 2013 its special meeting of stockholders to be held in connection with the Company’s proposed merger with Total System Services, Inc., a Georgia corporation (“TSYS”).

As previously disclosed, on February 19, 2013 the Company entered into an Agreement and Plan of Merger, by and among the Company, TSYS and General Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of TSYS (the “Merger Agreement”).  On April 23, 2013, the Company filed with the Securities and Exchange Commission a definitive proxy statement with respect to the special meeting of NetSpend shareholders to vote on the proposed transaction.  On May 20, 2013, the Company amended its proxy disclosure as described in the Form 8-K issued on that date.  The Company postponed its special meeting of stockholders in order to provide its stockholders with additional time to consider this information.

The special meeting of NetSpend stockholders, originally scheduled for May 22, 2013, is now scheduled to take place on May 31, 2013, starting at 10:00 a.m., Central Time, at the offices of Baker Botts, L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701.  The record date for the special meeting is still April 3, 2013.  Any proxies or votes already submitted by stockholders in connection with the special meeting will remain valid and be unaffected by the delay in holding the special meeting.  There is no need for any stockholder to vote again. As of the close of business on May 20, 2013, the Company has received a number of proxies representing shares that if voted at the special meeting would be sufficient to approve the proposal to adopt the Merger Agreement.. Stockholders may change their vote or revoke any proxy previously submitted at any time before the special meeting by following the instructions set forth in the definitive proxy statement filed by the Company with the SEC on April 23, 2013.

The change in the date of the special meeting will not affect the timing of the closing of the transaction.  The Company expects to close the merger as soon as practicable following receipt of shareholder approval and satisfaction of all other conditions to closing, including required regulatory approvals.  The transaction is expected to close in mid-2013.

About NetSpend

NetSpend is a leading provider of GPR prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company’s mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

FORWARD-LOOKING STATEMENTS

This press release contains statements about the expected timing, completion and effects of the proposed merger and all other statements in this document, other than historical facts,

constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2012 Annual Report on Form 10-K, the Company’s 2012 Annual Report on Form 10-K/A and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication may be deemed to be solicitation material in respect of the proposed merger.  In connection with the proposed merger, the Company filed a definitive Proxy Statement with the SEC on April 23, 2013.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available) free of charge at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.netspend.com. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to NetSpend Holdings, Inc., Attn: Secretary, Telephone (512) 532-8200.

PARTICIPANTS IN SOLICITATION

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information concerning the interests of the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on April 19, 2013.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation has been included in the definitive proxy statement relating to the transaction as filed with the SEC on April 23, 2013.

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